Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 20, 2025, with respect to the consolidated financial statements of Senti Biosciences, Inc., incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP
San Francisco, California
March 20, 2025